EXHIBIT 99.1

Dime Community Bancshares Declares Quarterly Cash Dividend for

Common Stock

Hauppauge, NY – June 29, 2023 – Dime Community Bancshares, Inc. (Nasdaq: DCOM) (the “Company”) announced that its Board of Directors today declared a quarterly cash dividend of $0.25 per share of Common Stock, payable on July 24, 2023 to common stockholders of record as of July 17, 2023.  The Company continues its trend of uninterrupted dividends.

ABOUT DIME COMMUNITY BANCSHARES, INC.

Dime Community Bancshares, Inc. is the holding company for Dime Community Bank, a New York State-chartered trust company with over $13.8 billion in assets and the number one deposit market share among community banks on Greater Long Island (1).

Dime Community Bancshares, Inc.
Investor Relations Contact:
Avinash Reddy
Senior Executive Vice President – Chief Financial Officer
Phone: 718-782-6200; Ext. 5909
Email: avinash.reddy@dime.com

 ¹ Aggregate deposit market share for Kings, Queens, Nassau & Suffolk counties for community banks with less than $20 billion in assets.